Exhibit 10.1

COOPERATION AGREEMENT
This Cooperation Agreement, dated as of February 3, 2025 (this “Agreement”), is by and among Evolent Health, Inc. (the “Company”) and the persons and entities set forth on Exhibit A hereto (the “Engaged Group,” and, for clarity and as applicable, including each member thereof acting individually).
RECITALS
WHEREAS, the Company and Engaged Capital, LLC, a member of the Engaged Group, have engaged in various discussions and communications concerning the Company’s business, financial performance and strategic plans;
WHEREAS, as of the date hereof, the Engaged Group is the Beneficial Owner (as defined below) of 5,619,468 shares of Class A common stock, $0.01 par value per share, of the Company (the “Common Stock”), or approximately 4.8% of the Common Stock issued and outstanding on the date hereof;
WHEREAS, M. Bridget Duffy, MD has tendered her resignation from the Board of Directors of the Company (the “Board”) and the Board has accepted such resignation, effective as of the date hereof; and
WHEREAS, the Company and the Engaged Group have determined to come to an agreement with respect to certain matters relating to the composition of the Board and certain other matters, as provided in this Agreement.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties (as defined below), intending to be legally bound hereby, agree as follows:
1.Board Appointments, Committees and Related Agreements.
(a)Board Matters.
(i)Immediately following the execution of this Agreement, the Board and all applicable committees of the Board shall take all necessary actions to appoint Brendan B. Springstubb (the “New Director”) as a director of the Board with a term expiring at the 2025 annual meeting of stockholders of the Company (the “2025 Annual Meeting”).
(ii)The Board will include the New Director as a nominee for election to the Board on the slate of nominees recommended by the Board in the Company’s proxy statement and on its proxy card relating to the 2025 Annual Meeting and take all necessary or appropriate actions to cause the election of the New Director to the

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Board at the 2025 Annual Meeting, including: (A) recommending that the Company’s stockholders vote in favor of the New Director and (B) otherwise supporting the New Director in a manner no less rigorous and favorable than the manner in which the Company supports the Board’s other nominees.
(b)Director Committee Appointments. Subject to the Company’s Corporate Governance Guidelines, the applicable committee’s charter, NYSE rules and applicable laws, the Board and all applicable committees of the Board shall take all actions necessary to ensure that from and after the appointment of the New Director to the Board and until the Termination Date (as defined below), the New Director is appointed to (A) the Strategy Committee of the Board, effective immediately, and (B) one of either the (1) Compensation Committee of the Board or (2) Audit Committee of the Board, as to be agreed to by the New Director and the Board following the New Director’s appointment to the Board, effective no later than the 2025 Annual Meeting. Without limiting the foregoing, the Board shall give the New Director the same due consideration for membership to any committee of the Board as any other independent director.
(c)Replacement Director. From the date of this Agreement until the Termination Date, if the New Director is unable or unwilling to serve as a director, resigns as a director or is removed as a director, and so long as the Engaged Group continuously Beneficially Owns in the aggregate at least the lesser of (x) 3.0% of the Company’s then outstanding Common Stock and (y) 3,496,917 shares of Common Stock, in the case of each of clauses (x) and (y), excluding notional shares associated with any Derivative or other Synthetic Position (subject to adjustment for stock splits, reclassifications and combinations, the “Ownership Minimum”), then the Engaged Group shall have the ability to recommend a substitute person(s) to replace the New Director in accordance with this Section 1(c) (any such replacement director, a “Replacement Director”). The appointment of any Replacement Director shall be subject to (A) the execution and delivery by such Replacement Director of a fully completed copy of the Company’s standard director and officer questionnaire and other reasonable and customary director onboarding documentation required by the Company in connection with the appointment or election of new Board members; (B) such Replacement Director satisfying the Director Criteria (as defined below); and (C) the approval of the Board (it being acknowledged that the Board cannot unreasonably withhold its approval), taking into account the recommendation of the Nominating and Governance Committee of the Board (the “Nominating Committee”). The Nominating Committee shall make its determination and recommendation regarding whether such candidate so qualifies within five (5) Business Days after such candidate has submitted to the Company the documentation required by Section 1(d)(iv) below. In the event the Nominating Committee does not accept a substitute person recommended by the Engaged Group as the Replacement Director (it being acknowledged that the Nominating Committee cannot unreasonably withhold its approval), the Engaged Group shall have the right to recommend additional substitute person(s) whose appointment shall be subject to the Nominating Committee recommending such person in accordance with the procedures described above. Upon the recommendation of a Replacement Director candidate by the Nominating Committee, the Board shall review, approve and vote on the appointment of such Replacement Director to the Board no later than five (5) Business Days after the Nominating Committee’s recommendation of such Replacement Director; provided,

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however, that if the Board does not approve and appoint such Replacement Director to the Board (it being acknowledged that the Board cannot unreasonably withhold its approval), the Parties shall continue to follow the procedures of this Section 1(c) until a Replacement Director is approved and appointed to the Board. Upon a Replacement Director’s appointment to the Board, the Board and all applicable committees of the Board shall consider whether such Replacement Director has the necessary qualifications to be appointed to any committee of the Board of which the replaced director was a member immediately prior to such director’s departure from the Board, and, if the qualifications for such committee(s) are met, shall appoint such Replacement Director to such committee(s) or, if the qualifications for such committee(s) are not met, shall consider in good faith appointing the Replacement Director to other committees of the Board. Any Replacement Director designated pursuant to this Section 1(c) replacing the New Director prior to the 2025 Annual Meeting shall stand for election at the 2025 Annual Meeting together with the Company’s other nominees. Upon a Replacement Director’s appointment to the Board, such Replacement Director shall be deemed to be the New Director for all purposes under this Agreement.
(d)Additional Agreements.
(i)The Engaged Group agrees (A) to cause its Affiliates and Associates (each as defined below) to comply with the terms of this Agreement and (B) that it shall be responsible for any breach of this Agreement by any such Affiliate or Associate. A breach of this Agreement by an Affiliate or Associate of any member of the Engaged Group, if such Affiliate or Associate is not a Party, shall be deemed to occur if such Affiliate or Associate engages in conduct that would constitute a breach of this Agreement if such Affiliate or Associate were a Party to the same extent as the Engaged Group.
(ii)Until the Termination Date, the Engaged Group agrees that it shall, and shall cause each of its Affiliates and Associates to, appear in person or by proxy or participate virtually at each annual or special meeting of the stockholders of the Company, or any action by written consent of the Company’s stockholders in lieu thereof, and any adjournment, postponement, rescheduling or continuation thereof (each, a “Stockholder Meeting”) and vote all Voting Securities (as defined below) Beneficially Owned, directly or indirectly, by the Engaged Group or any such Affiliate or Associate (or which the Engaged Group or such Affiliate or Associate has the right or ability to vote) at such meeting (A) in favor of the nominees for director recommended by the Board, against or withhold from voting in favor of the election of any nominee for director not approved, recommended and nominated by the Board for election at any such meeting, and against any removal of any director of the Board, and (B) in accordance with the Board’s recommendation with respect to any other matter presented at such meeting; provided, however, that in the event Institutional Shareholder Services Inc. (“ISS”) or Glass Lewis & Co., LLC (“Glass Lewis”) recommends otherwise with respect to any proposals (other than the election of directors), the Engaged Group shall be permitted to vote in accordance with the ISS or Glass Lewis recommendation; provided, further, that the Engaged Group shall

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be permitted to vote in its sole discretion with respect to any publicly announced proposals relating to an Extraordinary Transaction.
(iii)Until the Termination Date, upon written request from the Company, the Engaged Group shall promptly provide the Company with information regarding the amount of the securities of the Company then Beneficially Owned (including notional shares associated with any Derivatives or other Synthetic Position) by the Engaged Group. Such written request may be made by the Company no more than once per month and the information provided to the Company in response shall be kept strictly confidential unless required to be disclosed pursuant to law, the rules of any stock exchange or any Legal Requirement (as defined below).
(iv)Prior to the date of this Agreement, the New Director has submitted to the Company a fully completed copy of the Company’s standard director & officer questionnaire and other reasonable and customary director onboarding documentation required by the Company of all current directors in connection with the appointment or election of new Board members. Any Replacement Director will also promptly (but in any event prior to being placed on the Board in accordance with this Agreement) submit to the Company a fully completed copy of the Company’s standard director & officer questionnaire and other reasonable and customary director onboarding documentation required by the Company of all current non-employee directors in connection with the appointment or election of new Board members.
2.Standstill Agreement.
(a)Until the Termination Date, the Engaged Group shall not, and shall cause each of its Affiliates and Associates not to, directly or indirectly, in any manner, alone or in concert with others:
(i)(A) acquire, cause to be acquired, or offer, seek or agree to acquire, whether by purchase, tender or exchange offer, through the acquisition of control of another person, by joining or forming a partnership, limited partnership, syndicate or other group (including any group of persons that would be treated as a single “person” under Section 13(d) of the Exchange Act (as defined below)), through swap or hedging transactions, other Synthetic Positions or otherwise (the taking of any such action, an “Acquisition”), Beneficial Ownership (including notional shares associated with any Derivatives or other Synthetic Positions) of any securities or assets of the Company (or any direct or indirect rights or options to acquire such ownership, including voting rights decoupled from the underlying Voting Securities) such that after giving effect to any such Acquisition, the Engaged Group or any of its Affiliates and Associates holds, directly or indirectly, in excess of 9.9% of the Voting Securities, (B) acquire, cause to be acquired or offer, seek or agree to acquire, whether by purchase or otherwise, any interest in any indebtedness of the Company, or (C) acquire, cause to be acquired or offer, seek or agree to acquire, ownership of

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any asset or business of the Company or any right or option to acquire any such asset or business from any person;
(ii)(A) nominate, give notice of an intent to nominate, or recommend for nomination a person for election to the Board or take any action in respect of the removal of any director (in each case other than pursuant to Section 1), (B) seek or knowingly encourage any person to submit any nomination in furtherance of a “contested solicitation” or take any other action in respect of the election or removal of any director (in each case other than pursuant to Section 1), (C) submit, or seek or knowingly encourage the submission of, any stockholder proposal (pursuant to Rule 14a-8 under the Exchange Act or otherwise) for consideration at, or bring any other business before, any Stockholder Meeting, (D) request, or knowingly initiate, encourage or participate in any request, to call a Stockholder Meeting, (E) publicly seek to amend any provision of the Second Amended and Restated Certificate of Incorporation (as amended by the Certificate of Amendment thereto), Third Amended and Restated By-Laws (the “By-Laws”) or other governing documents of the Company (each as may be amended from time to time) or (F) take any action similar to the foregoing with respect to any subsidiary of the Company; provided, however, that nothing in this Agreement shall prevent the Engaged Group or its Affiliates or Associates from taking actions in furtherance of identifying director candidates in connection with the 2026 annual meeting of stockholders of the Company (the “2026 Annual Meeting”) so long as such actions do not create a public disclosure obligation for the Engaged Group or the Company and are undertaken on a basis reasonably designed to be confidential and in accordance in all material respects with the Engaged Group’s normal practices in the circumstances;
(iii)solicit any proxy, consent or other authority to vote of stockholders or conduct any other referendum (binding or non-binding) (including any “withhold,” “vote no” or similar campaign) with respect to, or from the holders of, Voting Securities, or become a “participant” (as such term is defined in Instruction 3 to Item 4 of Schedule 14A promulgated under the Exchange Act) in, or knowingly assist, advise, initiate, encourage or influence any person (other than the Company) in, any “solicitation” of any proxy, consent or other authority to vote any Voting Securities (other than such assistance, advice, encouragement or influence that is consistent with the Board’s recommendation in connection with such matter); provided, however, that the foregoing shall not restrict the Engaged Group or its Affiliates or Associates from stating how they intend to vote with respect to an Extraordinary Transaction, if any, that has been publicly submitted for the approval of the Company’s stockholders and the reasons therefor;
(iv)(A) grant any proxy, consent or other authority to vote with respect to any matters for any Stockholder Meeting or (B) deposit any securities of the Company in any voting trust or subject any securities of the Company to any arrangement or agreement with respect to the voting of any such securities of the Company, in each case of clauses (A) and (B) other than (1) customary brokerage

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accounts, margin accounts, prime brokerage accounts and similar accounts (in each case so long as the Engaged Group retains control with respect to the securities deposited in such accounts), (2) granting any proxy, consent or other authority to vote in any solicitation approved by the Board and consistent with the recommendation of the Board, and (3) granting any proxy, consent or other authority to vote in any solicitation in connection with any matter for which the Engaged Group retains voting discretion pursuant to, and in accordance with, Section 1(d)(ii);
(v)knowingly encourage, advise or influence any person or knowingly assist any person in so encouraging, advising or influencing any person, with respect to the giving or withholding of any proxy, consent or authority to vote any Voting Securities or in conducting any referendum (binding or non-binding) (including any “withhold,” “vote no,” or similar campaign), in each case other than such encouragement, advice or influence that is consistent with the Board’s recommendation in connection with such matter or otherwise in connection with an Extraordinary Transaction that has been publicly submitted for the approval of the Company’s stockholders;
(vi)without the prior written approval of the Company, separately or in conjunction with any other person in which it is or proposes to be either a principal, partner or financing source or is acting or proposes to act as broker or agent for compensation, propose, suggest or recommend publicly or in a manner that the Engaged Group is required under applicable law, rule or regulation to disclose publicly or participate in, effect or seek to effect any Extraordinary Transaction or knowingly encourage any other third party in any such activity; provided, that nothing in this Section 2(a)(vi) shall be interpreted to prohibit the Engaged Group from (1) proposing, suggesting or recommending any Extraordinary Transaction privately to the Company so long as any such action is not publicly disclosed by the Engaged Group and is made by the Engaged Group in a manner that would not reasonably be expected to require the public disclosure thereof by the Company, the Engaged Group or any other person or (2) tendering shares, receiving consideration or other payment for shares, or otherwise participating in any publicly announced Extraordinary Transaction on the same basis as other stockholders of the Company;
(vii)form, join, encourage the formation of, or in any way participate in any partnership, limited partnership, syndicate or group (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any Voting Securities (other than a group that includes all or some of the members of the Engaged Group, but does not include any other entities or persons that are not members of the Engaged Group as of the date hereof; provided that nothing herein shall limit the ability of an Affiliate of the Engaged Group to join such group following the execution of this Agreement, so long as any such Affiliate agrees to be bound by the terms and conditions of this Agreement);

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(viii)make or publicly advance any request or proposal to amend, modify or waive any provision of this Agreement, or take any action challenging the validity or enforceability of any provision of or obligation arising under this Agreement; provided that the Engaged Group may make confidential requests to the Board to amend, modify or waive any provision of this Agreement, which the Board may accept or reject in its sole and absolute discretion, so long as any such request is not publicly disclosed by the Engaged Group and is made by the Engaged Group in a manner that would not reasonably be expected to require the public disclosure thereof by the Company, the Engaged Group or any other person;
(ix)make a request for a list of the Company’s stockholders or for any books and records of the Company pursuant to Section 220 of the General Corporation Law of the State of Delaware (the “DGCL”); or
(x)enter into any discussion, negotiation, agreement, arrangement or understanding concerning any of the foregoing (other than this Agreement) or encourage, assist, solicit, seek, or seek to cause any person to undertake any action inconsistent with this Section 2.
(b)Notwithstanding anything in this Agreement to the contrary, the foregoing provisions of this Section 2 shall not be deemed to restrict the Engaged Group from: (i) communicating privately with the Board or any of the Company’s officers regarding any matter, so long as such communications are not intended to, and would not reasonably be expected to, require any public disclosure of such communications, (ii) communicating privately with stockholders of the Company and others in a manner that does not otherwise violate this Section 2 or Section 5, or (iii) taking any action necessary to comply with any Legal Requirement (provided that such Legal Requirement did not result from any violation of this Agreement or other voluntary action by the Engaged Group). Furthermore, for the avoidance of doubt, nothing in this Agreement shall be deemed to restrict in any way the New Director in the exercise of the New Director’s fiduciary duties under applicable law as a director of the Company.
3.Representations and Warranties of All Parties. Each Party represents and warrants to the other Party that (a) such Party has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder, (b) this Agreement has been duly and validly authorized, executed and delivered by it and is a valid and binding obligation of such Party, enforceable against such Party in accordance with its terms (subject to applicable bankruptcy and similar laws relating to creditors’ rights and to general equity principles), and (c) this Agreement will not result in a material violation of any (i) term or condition of any agreement to which such Party is a party or by which such Party may otherwise be bound or (ii) law, rule, license, regulation, judgment, order or decree governing or affecting such Party.
4.Representations, Warranties and Covenants of the Engaged Group. The Engaged Group represents, warrants and covenants to the Company that (a) as of the date of this Agreement, the Engaged Group collectively Beneficially Owns and is entitled to vote an

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aggregate of 5,619,468 shares of Common Stock and has economic exposure to an additional 1,362,000 shares of Common Stock in the form of certain cash-settled total return swap agreements, (b) except as set forth in the preceding clause (a), as of the date of this Agreement, the Engaged Group does not have, and does not have any right to acquire, any interest in any indebtedness or other securities of the Company, or a Synthetic Position (as defined below), (c) the Engaged Group has not provided or agreed to provide, and will not provide, any compensation in cash or otherwise to the New Director or any Replacement Director in connection with such person’s appointment to, or service as a director on, the Board, (d) the New Director is not a current employee of the Engaged Group, (e) prior to the date of this Agreement, the Engaged Group has disclosed to the Company all relationships (including compensation arrangements) between the Engaged Group and the New Director (including in his capacity as an independent consultant), (f) (1) prior to or substantially concurrently with the effectiveness of this Agreement, the Consulting Agreement entered into between members of the Engaged Group and Bedell Canyon, LLC, dated November 16, 2023, and any related agreements, arrangements or understandings between any members of the Engaged Group and the New Director (or any Affiliate of the New Director) shall have been terminated and (2) after giving effect to such termination(s), the New Director (including vis-à-vis Bedell Canyon, LLC or any other Affiliate of the New Director) shall not provide any services to members of the Engaged Group with respect to the Company and shall only be entitled to the compensation from the Engaged Group as previously disclosed in the New Director’s director and officer questionnaire, and (g) the Engaged Group has not been party to, and is not and will not become party to, any agreement, arrangement or understanding (whether written or oral) with the New Director or any Replacement Director with respect to such person’s service as a director on the Board, including any such agreement, arrangement or understanding with respect to how such person should or would vote or act on any issue or question as a director.
5.Non-Disparagement. Subject to applicable law, each of the Parties covenants and agrees that, until the Termination Date, or if earlier, until such time as the other Party or any of its Representatives (as defined below) shall have breached this Section 5, neither it nor any of its Representatives shall in any way attempt to discredit, make derogatory statements with respect to, call into disrepute, defame, make or cause to be made any statement or announcement that relates to and constitutes an ad hominem attack on, or relates to and otherwise disparages (or causes to be disparaged) the other Party or such other Party’s subsidiaries, Affiliates, successors, assigns, officers (including any current or former officer of a Party or a Parties’ subsidiaries, in each case solely in connection with their service in such capacities), directors (including any current or former director of a Party or a Parties’ subsidiaries, in each case solely in connection with their service in such capacities) or employees (solely in connection with their service in such capacities) (or attorneys or Representatives solely in the context of their representation of a Party in connection with the subject matter of this Agreement), or any of their practices, procedures, businesses, business operations, products or services, in any manner. The foregoing shall not prevent the making of any factual statement in connection with any compelled testimony or production of information by Legal Requirement.

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6.No Litigation. Each Party agrees that, until the Termination Date, it shall not institute, solicit, join or assist in any lawsuit, claim or proceeding before any court or government agency (each, a “Legal Proceeding”) against the other Party, any Affiliate of the other Party or any of their respective current or former directors or officers (solely in connection with their service in such capacities), except for (a) any Legal Proceeding initiated primarily to remedy a breach of or to enforce this Agreement and (b) counterclaims with respect to any proceeding initiated by or on behalf of one Party or its Affiliates against the other Party or its Affiliates; provided, however, that the foregoing shall not prevent any Party or any of its Representatives from responding to oral questions, interrogatories, requests for information or documents, subpoenas, civil investigative demands or similar processes (each, a “Legal Requirement”) in connection with any Legal Proceeding if such Legal Proceeding has not been initiated by, on behalf of or at the suggestion of such Party; provided, further, that in the event any Party or any of its Representatives receives such Legal Requirement, such Party shall give prompt written notice of such Legal Requirement to the other Party (except where such notice would be legally prohibited or not practicable). Each Party represents and warrants that neither it nor any assignee has filed any lawsuit against the other Party.
7.Confidentiality. The Engaged Group acknowledges and agrees that the New Director shall be required to preserve the confidentiality of the Company’s information, including any non-public information entrusted to or obtained by such director by reason of the New Director’s position as a director of the Company. The Engaged Group further acknowledges and agrees that the New Director shall not share any information about the Company with the Engaged Group without the Board’s consent, and the Engaged Group shall not seek to obtain any such confidential information from the New Director.
8.Press Release; Communications. Promptly following the execution of this Agreement, the Company shall issue the press release in the form attached hereto as Exhibit B (the “Press Release”) announcing certain terms of this Agreement and other matters. Neither the Company nor the Engaged Group shall make or cause to be made, and the Company and the Engaged Group shall cause their respective Affiliates and Associates not to make or cause to be made, any public announcement or statement with respect to the subject matter of this Agreement that is contrary to the statements made in the Press Release or the terms of this Agreement, except as required by law or the rules of any stock exchange or with the prior written consent of the other Party. The Engaged Group acknowledges and agrees that the Company may file this Agreement and file or furnish the Press Release with the SEC as exhibits to a Current Report on Form 8-K and other filings with the SEC. The Engaged Group shall be given a reasonable opportunity to review and comment on the disclosure related hereto in any Current Report on Form 8-K or other filing with the SEC made by the Company with respect to this Agreement, and the Company shall give reasonable consideration to any comments of the Engaged Group.
9.Expenses. Each Party shall be responsible for its own fees and expenses incurred in connection with the negotiation, execution and effectuation of this Agreement and the transactions contemplated hereby, except that the Company shall reimburse the Engaged Group for its reasonable documented expenses, including legal fees incurred in connection with the

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negotiation and entry into this Agreement and the matters related thereto, in an amount not to exceed $80,000.
10.Termination. This Agreement shall terminate on the earliest to occur of (a) thirty (30) calendar days prior to the notice deadline under the By-Laws for the nomination of director candidates for election to the Board at the 2026 Annual Meeting, (b) thirty (30) calendar days prior to the first anniversary of the notice deadline under the By-Laws for the nomination of director candidates for election to the Board at the 2025 Annual Meeting, and (c) the closing of an Extraordinary Transaction (the effective date of termination, the “Termination Date”). Notwithstanding the foregoing, the provisions of Section 9 through Section 21 shall survive the termination of this Agreement. No termination of this Agreement shall relieve any Party from liability for any breach of this Agreement prior to such termination.
11.Certain Defined Terms. For purposes of this Agreement:
(a)“Affiliate” has the meaning set forth in Rule 12b-2 promulgated by the SEC under the Exchange Act, and shall include all persons or entities that at any time during the term of this Agreement become Affiliates of any person or entity referred to in this Agreement; provided, however, that this term shall refer only to Affiliates controlled by the Company or the members of the Engaged Group, as applicable; provided, further, that, for purposes of this Agreement, the members of the Engaged Group shall not be Affiliates of the Company and the Company shall not be an Affiliate of the members of the Engaged Group.
(b)“Associate” has the meaning set forth in Rule 12b-2 promulgated by the SEC under the Exchange Act, and shall include all persons or entities that at any time during the term of this Agreement become Associate of any person or entity referred to in this Agreement; provided, however, that this term shall refer only to Associates controlled by the Company or the members of the Engaged Group, as applicable; provided, further, that, for purposes of this Agreement, the members of the Engaged Group shall not be Associates of the Company and the Company shall not be an Associate of the members of the Engaged Group.
(c)“Beneficial Ownership” means having the right or ability to vote, cause to be voted or control or direct the voting of any Voting Securities (in each case whether directly or indirectly, including pursuant to any agreement, arrangement or understanding, whether or not in writing); provided that a person shall be deemed to have “Beneficial Ownership” of any Voting Securities that such person has a right, option or obligation to own, acquire or control or direct the voting of upon conversion, exercise, expiration, settlement or similar event (“Exercise”) under or pursuant to (i) any Derivative (as defined below) (whether such Derivative is subject to Exercise immediately or only after the passage of time or upon the satisfaction of one or more conditions) and (ii) any Synthetic Position that is required or permitted to be settled, in whole or in part, in Voting Securities. A person shall be deemed to be the “Beneficial Owner” of, or to “Beneficially Own,” any securities that such person has Beneficial Ownership of.
(d)“Business Day” means any day that is not (i) a Saturday, (ii) a Sunday or (iii) other day on which commercial banks in the State of New York are authorized or required to be closed by applicable law.

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(e)“Director Criteria” means that a person (i) qualifies as “independent” pursuant to SEC rules and regulations, applicable stock exchange listing standards and applicable corporate governance guidelines and policies, (ii) qualifies to serve as a director under the DGCL, (iii) is not an Affiliate, Associate, employee or principal of the Engaged Group or any of its Affiliates or Associates, and (iv) has the relevant experience to be a director of the Company.
(f)“Exchange Act” means the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder).
(g)“Extraordinary Transaction” means any tender offer, exchange offer, merger, consolidation, acquisition, business combination, sale, recapitalization, restructuring, or other transaction with a person that, in each case, results in a change in control of the Company or the sale of substantially all of its assets.
(h)“Party” means the Company and the Engaged Group, individually, and “Parties” means the Company and the Engaged Group, collectively.
(i)“person” has the meaning ascribed to such terms under the Exchange Act and the rules and regulations promulgated thereunder.
(j)“Representatives” means a person’s Affiliates and Associates and its and their respective directors, officers, employees, partners, members, managers, consultants, legal or other advisors, agents and other representatives acting in a capacity on behalf of, in concert with or at the direction of, such person or its Affiliates and Associates.
(k)“SEC” means the U.S. Securities and Exchange Commission.
(l)“Synthetic Position” means any option, warrant, convertible security, stock appreciation right or other security, contract right or derivative position or similar right (including any “swap” transaction with respect to any security, other than a broad based market basket or index) (each of the foregoing, a “Derivative”), whether or not presently exercisable, that has an exercise or conversion privilege or a settlement payment or mechanism at a price related to the value of Voting Securities or a value determined in whole or in part with reference to, or derived in whole or in part from, the value of Voting Securities and that increases in value as the market price or value of Voting Securities increases or that provides an opportunity, directly or indirectly, to profit or share in any profit derived from any increase in the value of Voting Securities, in each case regardless of whether (i) it conveys any voting rights in such Voting Securities to any person, (ii) it is required to be or capable of being settled, in whole or in part, in Voting Securities or (iii) any person (including the holder of such Synthetic Position) may have entered into other transactions that hedge its economic effect.
(m)“Voting Securities” means the Common Stock and any other securities of the Company entitled to vote in the election of directors.
12.Mandatory Injunctive Relief; Fees.

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(a)Each Party acknowledges and agrees that any breach of any provision of this Agreement shall cause the other Party irreparable harm which would not be adequately compensable by money damages. Accordingly, in the event of a breach or threatened breach by a Party of any provision of this Agreement, the other Party shall be entitled to seek an injunction or other equitable relief, without having to prove irreparable harm or actual damages or post a bond or other security. The foregoing right shall be in addition to such other rights or remedies that may be available to the non-breaching Party for such breach or threatened breach, including the recovery of money damages.
(b)If a Party institutes any legal suit, action or proceeding against the other Party to enforce this Agreement (or obtain any other remedy regarding any breach of this Agreement) or arising out of or relating to this Agreement, including contract, equity, tort, fraud and statutory claims, the prevailing Party in the suit, action or proceeding is entitled to receive, and the non-prevailing Party shall pay, in addition to all other remedies to which the prevailing Party may be entitled, the costs and expenses incurred by the prevailing Party in conducting the suit, action or proceeding, including actual attorneys’ fees and expenses, even if not recoverable by law.
13.Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Each Party agrees to use its commercially reasonable best efforts to agree upon and substitute a valid and enforceable term, provision, covenant or restriction for any of such that is held invalid, void or unenforceable by a court of competent jurisdiction.
14.Notices. Any notices, consents, determinations, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and shall be deemed to have been delivered (a) upon receipt, when delivered personally, (b) upon confirmation of receipt, when sent by e-mail (provided that such confirmation is not automatically generated) or (c) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the Party to receive the same. The addresses for such communications shall be:
If to the Company:
Evolent Health, Inc.
800 N. Glebe Road, Suite 500
Arlington, VA 22203 Attention: Jonathan Weinberg
Email:    jweinberg@evolenthealth.com
With copies (which shall not constitute notice) to:
Cravath, Swaine and Moore LLP
Two Manhattan West

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375 Ninth Avenue
New York, NY 10001 Attention: Aaron Gruber;
    Andrew Wark
Email:     agruber@cravath.com; awark@cravath.com
If to the Engaged Group:
Engaged Capital, LLC
610 Newport Center Drive, Suite 950 Newport Beach, California 92660 Attention: Glenn W. Welling
Email:    glenn@engagedcapital.com
With copies (which shall not constitute notice) to:
Olshan Frome Wolosky LLP
1325 Avenue of the Americas
New York, NY 10019
Attention:     Ryan Nebel
    Ian Engoron
Email:    rnebel@olshanlaw.com
    iengoron@olshanlaw.com

15.Governing Law; Jurisdiction; Jury Waiver. This Agreement and all actions, proceedings or counterclaims (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or any action of the Company or the Engaged Group in the negotiation, administration, performance or enforcement hereof shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Each Party irrevocably agrees that any legal action or proceeding with respect to this Agreement and any rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and any rights and obligations arising hereunder brought by the other Party or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware) (the “Chosen Courts”). Each Party hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the Chosen Courts and agrees that it shall not bring any action relating to this Agreement in any court other than the Chosen Courts. Each Party hereby irrevocably waives, and agrees not to assert in any action or proceeding with respect to this Agreement, (a) any claim that it is not

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personally subject to the jurisdiction of the Chosen Courts for any reason, (b) any claim that it or its property is exempt or immune from jurisdiction of any Chosen Court or from any legal process commenced in the Chosen Courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by applicable legal requirements, any claim that (i) the suit, action or proceeding in any Chosen Court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by the Chosen Courts. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT.
16.Counterparts; Electronic Transmission. This Agreement may be executed in two or more counterparts, which together shall constitute a single agreement. Any signature to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, shall have the same effect as physical delivery of the paper document bearing the original signature.
17.No Waiver. Any waiver by any Party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a Party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver of, or deprive that Party of the right thereafter to insist upon strict adherence to, that term or any other term of this Agreement.
18.Entire Agreement; Amendments. This Agreement contains the entire understanding of the Parties with respect to the subject matter hereof. This Agreement may only be amended pursuant to a written agreement executed by each Party.
19.Successors and Assigns. This Agreement may not be transferred or assigned by any Party without the prior written consent of the other Party. Any purported assignment without such consent is null and void ab initio. Subject to the foregoing, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by and against the permitted successors and assigns of each Party.
20.No Third-Party Beneficiaries. This Agreement is solely for the benefit of the Parties and is not enforceable by any other person.
21.Interpretation and Construction. Each Party acknowledges that it has been represented by independent counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed the same with the advice of said independent counsel. Each Party and its counsel cooperated and participated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the Parties and may not be construed against any Party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any

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ambiguities in this Agreement against any Party that drafted or prepared it is of no application and is hereby expressly waived by each Party, and any controversy over any interpretation of this Agreement shall be decided without regards to events of drafting or preparation. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement, (a) the word “including” (in its various forms) means “including, without limitation,” (b) the words “hereunder,” “hereof,” “hereto” and words of similar import are references to this Agreement as a whole and not to any particular provision of this Agreement and (c) the word “or” is not exclusive.
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IN WITNESS WHEREOF, each Party has executed this Agreement or caused the same to be executed by its duly authorized representative as of the date first above written.

EVOLENT HEALTH, INC.
By:	/s/ Jonathan D. Weinberg
Name: Jonathan D. Weinberg
Title: General Counsel and Secretary
Title: General Counsel and Secretary

ENGAGED CAPITAL FLAGSHIP MASTER FUND, LP
By:	Engaged Capital, LLC
General Partner
By:	/s/ Glenn W. Welling
Name: Glenn W. Welling
Title: Founder and Chief Investment Officer

ENGAGED CAPITAL CO-INVEST XI-B, LP
By:	Engaged Capital, LLC
General Partner
By:	/s/ Glenn W. Welling
Name: Glenn W. Welling
Title: Founder and Chief Investment Officer

ENGAGED CAPITAL, LLC
By:	/s/ Glenn W. Welling
Name: Glenn W. Welling	Name: Glenn W. Welling
Title: Founder and Chief Investment Officer	Title: Founder and Chief Investment Officer

[Signature Page to Cooperation Agreement]

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ENGAGED CAPITAL HOLDINGS, LLC
By:	/s/ Glenn W. Welling
Name: Glenn W. Welling
Title: Sole Member

/s/ Glenn W. Welling

[Signature Page to Cooperation Agreement]

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EXHIBIT A

Engaged Capital, LLC
Engaged Capital Flagship Master Fund, LP Engaged Capital Co-Invest XI-B, LP
Engaged Capital Holdings, LLC Glenn W. Welling

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Exhibit B
Form of Press Release
[See attached]

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Evolent Health Announces Changes to Board of Directors

Richard “Rick” Jelinek to Be Named Chair of the Board at 2025 Annual Meeting

Company Continues Board Refreshment Efforts with Brendan Springstubb’s
Appointment as New Independent Director

WASHINGTON, FEBRUARY 4, 2025 – Evolent Health, Inc. (NYSE: EVH) (“Evolent”), a company focused on achieving better health outcomes for people with complex conditions, today announced changes to its Board of Directors as part of the Company’s ongoing commitment to strong corporate governance and to collaboration with shareholders.

Rick Jelinek, who joined the Evolent Board as an independent director in 2023, will be named Chair of the Board at the 2025 Annual Meeting, succeeding Cheryl Scott. Mr. Jelinek is currently Managing Partner of Czech One Capital Partners and previously served as Executive Vice President of CVS Health.

In addition, Brendan Springstubb has joined the Evolent Board as an independent director. Mr. Springstubb brings more than 20 years of experience investing in premier healthcare companies and has extensive experience working with public companies on strategy, investor communications and value creation.

Further, the Board intends to refresh an independent director seat in advance of the 2025 Annual Meeting pursuant to a previously initiated search process being overseen by the Board’s Nominating and Governance Committee. With the additions announced today, Evolent will have added five new independent directors to the Board in the past three years.

Ms. Scott said, “The rotation of the Chair role and our continued Board refreshment builds on actions previously taken by the Evolent Board to ensure that our corporate governance is aligned with best-in-class practices. It has been an honor to serve as Chair of the Board since 2022.”

Ms. Scott continued, “As we pursue investments and initiatives that drive both better health outcomes and a strong future for the Company, we are pleased to deepen the capital markets and finance experience on Evolent’s Board with Brendan’s appointment.”

Glenn W. Welling, Founder and CIO of Engaged Capital, one of Evolent’s largest shareholders commented, “Having worked with Brendan for over 15 years, I know he will be a strong shareholder advocate in the Evolent boardroom. As evidenced by its consistent new business wins

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and high customer retention, Evolent is a critical service provider to its clients, and I am confident Brendan will be a great partner to Seth and the team as Evolent leverages its strong competitive position to create value for shareholders.”

Seth Blackley, co-founder and Chief Executive Officer of Evolent stated, “Evolent has long benefitted from a Board that brings skills, experience and a shared commitment to advance our mission. Rick and Brendan will be critical to ensuring we are creating value for all our stakeholders going forward and I also want to thank Cheryl for leading the Board the last 3 years.”

About Brendan Springstubb

Mr. Springstubb joins our Board with two decades of experience leading investments in publicly traded healthcare companies. He is currently Principal of Bedell Canyon LLC, where he provides analysis, engagement strategy, and fundraising assistance to public equity investment firms, with an emphasis on companies in the healthcare sector.

Prior to Bedell, Mr. Springstubb was a Principal at Engaged Capital, LLC, one of Evolent’s largest shareholders for the past four years, where he was responsible for sourcing and managing investments primarily in the healthcare industry. Previously, he held multiple roles at Relational Investors, LLC, where he covered the healthcare sector.

Mr. Springstubb was previously a member of the SunOpta Inc. Board of Directors, serving as the Chair of the Compensation Committee.

Mr. Springstubb holds a master’s degree from Johns Hopkins University in biotechnology and a bachelor’s degree in molecular biology and economics from Pomona College. He is a CFA Charterholder and a Certified Financial Risk Manager.

About Evolent Health

Evolent (NYSE: EVH) specializes in better health outcomes for people with complex conditions through proven solutions that make health care simpler and more affordable. Evolent serves a national base of leading payers and providers and is consistently recognized as a top place to work in health care nationally. Learn more about how Evolent is changing the way health care is delivered by visiting https://ir.evolent.com.

Forward-Looking Statements – Cautionary Language

Certain statements made in this release and in other written or oral statements made by us or on our behalf are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). A forward-looking statement is a statement that is not a historical fact and, without limitation, includes any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words like: “believe,” “anticipate,” “expect,” “estimate,” “aim,” “predict,” “potential,” “continue,” “plan,” “project,” “will,” “should,” “shall,” “may,” “might” and other words or phrases with similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, future appointments to our board of directors, trends in our businesses, prospective services, future performance or financial results, and the closing of pending transactions and the outcome of contingencies, such as legal proceedings.

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We claim the protection afforded by the safe harbor for forward-looking statements provided by the PSLRA. These statements are only predictions based on our current expectations and projections about future events. Forward-looking statements involve risks and uncertainties that may cause actual results, level of activity, performance or achievements to differ materially from the results contained in the forward-looking statements. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Our Annual Report on Form 10-K for the year ended December 31, 2023, as amended, subsequent Quarterly Reports on Form 10-Q and other documents filed with the U.S. Securities and Exchange Commission include risk factors that could affect our businesses and financial performance. Moreover, we operate in a rapidly changing and competitive environment. New risk factors emerge from time to time, and it is not possible for management to predict all such risk factors.

Further, it is not possible to assess the effect of all risk factors on our businesses or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. In addition, we disclaim any obligation to update any forward-looking statements to reflect events or circumstances that occur after the date of this release.

Evolent Contact

Seth R. Frank
Vice President, Investor Relations
sfrank@evolent.com
571-895-3919

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